Exhibit 99.1
Upwork Reports Third Quarter 2025 Financial Results
Achieves record quarterly revenue of $201.7 million in Q3 2025
Generates GAAP net income of $29.3 million and record adjusted EBITDA of $59.6 million, resulting in 15% profit margin and all-time high 30% adjusted EBITDA margin
Raises FY2025 revenue and adjusted EBITDA guidance

PALO ALTO, Calif. – November 3, 2025 – Upwork Inc. (Nasdaq: UPWK), the world’s human and AI-powered work marketplace, today announced its financial results for the third quarter of 2025.
“The third quarter marked the start of the next chapter for Upwork. As we build the world’s human and AI-powered work marketplace, we’re driving phenomenal user productivity and engagement, resulting in a return to positive GSV growth,” said Hayden Brown, president and CEO, Upwork Inc. “We are executing with speed and precision across our growth levers of AI, SMB, and Enterprise, and are now on the path to sustained, multi-year growth.”
“Our third quarter was exceptional, with record performance. We crossed the $200 million revenue milestone, with net income of $29.3 million and 15% profit margin, and our adjusted EBITDA hit an all-time high of $59.6 million, at a record 30% adjusted EBITDA margin,” said Erica Gessert, CFO, Upwork Inc. “Our strong and growing free cash flow yield also enabled us to announce another $100 million share repurchase authorization in early September. On the back of such positive momentum, we have once again raised our full-year guidance for both revenue and adjusted EBITDA. We have proven our ability to meaningfully expand margins while accelerating topline growth, reinforcing our confidence in achieving our long-term 35% adjusted EBITDA margin target.”

Third Quarter 2025 Financial Highlights
•GSV(1) grew 2% year-over-year
•Revenue grew 4% year-over-year to $201.7 million
•Active clients(1) of 794,000
•GSV per active client(1) of $5,036 increased 5% year-over-year
•Net income was $29.3 million, up 6% year-over-year
•Diluted earnings per share was $0.21, compared to diluted earnings per share of $0.20 in the third quarter of 2024
•Adjusted EBITDA(2) was $59.6 million, up 38% year-over-year
•Cash provided by operating activities(3) was $75.1 million, compared to cash provided by operating activities of $61.0 million in the third quarter of 2024
•Free cash flow(2)(3) was $69.4 million, compared to free cash flow of $56.8 million in the third quarter of 2024
Third Quarter Operational Highlights
Building the World’s Human and AI-Powered Work Marketplace
•Uma™, Upwork’s Mindful AI, continued to evolve into an always-on work agent, further increasing customer engagement and productivity.
◦Scaled Uma’s capabilities across the customer journey with additional premium features like AI interviews, recruiting, and collaborative hiring capabilities for teams.
◦Uma Proposal Writer provided a 15% uplift in Uma-generated proposals.
◦Launched agentic talent sourcing solution for Business Plus clients, reducing the median time to receive a high-quality talent shortlist for their jobs by more than 75%.
Growing AI Work on the Marketplace
•GSV from AI-related work accelerated to 53% year-over-year growth in Q3 2025, compared to 30% year-over-year growth in Q2 2025.
◦GSV from Generative AI work grew 65% year-over-year in Q3 2025.
◦GSV from Prompt Engineering grew 71% year-over-year and increased 23% quarter-over-quarter in Q3 2025.
•The number of clients engaging in AI-related projects grew 45% year-over-year in Q3 2025.
Winning Bigger with SMBs
•GSV from Upwork Business Plus offering for SMBs increased 33% quarter-over-quarter.
•Business Plus active clients increased 36% quarter-over-quarter, with 36% of active clients on Business Plus in Q3 being net-new customers to Upwork.
Generating New Value through Ads & Monetization Strategies
•Revenue from Ads & Monetization grew 19% year-over-year in Q3 2025.
◦Connects revenue increased 18% year-over-year in Q3 2025.
◦Freelancer Plus subscription revenue grew 24% year-over-year in Q3 2025.
Unlocking the Enterprise Opportunity
•Launched Lifted, Upwork’s new enterprise-focused subsidiary, creating a unique offering of full-stack, end-to-end contingent work solutions for large enterprises following Lifted’s acquisitions of Bubty and Ascen.
•Rapidly integrating acquired companies and products, in anticipation of onboarding first customers onto the new Lifted platform by early 2026.

Financial Guidance & Outlook
Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, and non-GAAP diluted EPS for the fourth quarter of 2025 is:
•Revenue: $193 million to $198 million
•Adjusted EBITDA: $49 million to $52 million
•Diluted weighted-average shares outstanding: 138 million to 140 million
•Non-GAAP diluted EPS: $0.31 to $0.33
Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, non-GAAP diluted EPS, and stock-based compensation expense for full year 2025 is:
•Revenue: $782 million to $787 million
•Adjusted EBITDA: $222 million to $225 million
•Diluted weighted-average shares outstanding: 140 million to 142 million
•Non-GAAP diluted EPS: $1.35 to $1.37
•Stock-based compensation expense: Approximately $65 million

UPWORK INC.
Key Financial and Operational Metrics
(In thousands, except percentages and basis points)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change	2025	2024	Change
GSV(1)	$1,017,680	$998,268	1.9%	$3,008,054	$3,015,331	(0.2)%
Marketplace revenue(1)	$174,572	$167,337	4%	$511,525	$498,453	3%
Enterprise revenue(1)	$27,158	$26,439	3%	$77,850	$79,389	(2)%
Gross profit	$155,887	$150,368	4%	$458,294	$446,389	3%
Gross profit margin	77%	78%	-32 bps	78%	77%	51 bps
Operating expenses	$126,129	$129,575	(3)%	$357,281	$394,766	(9)%
Net income	$29,335	$27,758	6%	$99,791	$68,420	46%
Adjusted EBITDA(2)	$59,627	$43,227	38%	$172,699	$117,387	47%
Profit margin	15%	14%	22 bps	17%	12%	509 bps
Adjusted EBITDA margin(2)	30%	22%	725 bps	29%	20%	899 bps
Cash provided by operating activities(3)	$75,079	$60,964	23%	$184,558	$114,981	61%
Free cash flow(2)(3)	$69,431	$56,797	22%	$165,847	$104,402	59%

	As of September 30,
(In thousands)	2025	2024	% Change
Active clients(1)	794	855	(7)%

(1) See Key Definitions in our third quarter 2025 earnings presentation.
(2) An explanation of non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures can be found in the “Non-GAAP Financial Measures" section and the subsequent tables at the end of this press release.
(3) We elected to change the presentation of certain cash flows on our Consolidated Statement of Cash Flow, reclassifying the change in Trade and client receivables, related to amounts received on behalf of talent to fund their escrow account, from operating activities to financing activities. Prior period comparative amounts have been recast to conform to the current period presentation.

Third Quarter 2025 Financial Results Conference Call and Webcast
Upwork will host a conference call today at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the company’s third quarter 2025 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com. Please visit the Upwork Investor Relations website at investors.upwork.com/financial-information/quarterly-results to view Upwork’s third quarter 2025 earnings presentation.

Disclosure Information
We use our Investor Relations website (investors.upwork.com), our Blog (upwork.com/blog), our X handle (twitter.com/Upwork), Hayden Brown’s X handle (twitter.com/hydnbrwn) and LinkedIn profile (linkedin.com/in/haydenlbrown), and Erica Gessert’s LinkedIn profile (linkedin.com/in/erica-gessert) as means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases, and earnings releases, and as means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

About Upwork
Upwork Inc.’s (Nasdaq: UPWK) family of companies connects businesses with global, AI-enabled talent across every contingent work type including freelance, fractional, and payrolled. This portfolio includes the Upwork Marketplace, which connects businesses with on-demand access to highly skilled talent across the globe, and Lifted, which provides a purpose-built solution for enterprise organizations to source, contract, manage, and pay talent across the full spectrum of contingent work. From Fortune 100 enterprises to entrepreneurs, businesses rely on Upwork Inc. to find and hire expert talent, leverage AI-powered work solutions, and drive business transformation. With access to professionals spanning more than 10,000 skills across AI & machine learning, software development, sales & marketing, customer support, finance & accounting, and more, the Upwork family of companies enables businesses of all sizes to scale, innovate, and transform their workforces for the age of AI and beyond.

Since its founding, Upwork Inc. has facilitated more than $30 billion in total transactions and services as it fulfills its purpose to create opportunity in every era of work. Learn more about the Upwork Marketplace at upwork.com and follow on LinkedIn, Facebook, Instagram, TikTok, and X; and learn more about Lifted at go-lifted.com and follow on LinkedIn.

Contact:
Investor Relations
investor@upwork.com

Safe Harbor:
This press release of Upwork Inc. (together with its wholly owned subsidiaries, the “Company,” “we,” “us,” or “our”) contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include all statements other than statements of historical fact, including any statements regarding our future operating results and financial position, including expected financial results for the fourth quarter and full year 2025, information or predictions concerning the future of our business or strategy, anticipated events and trends, potential growth or growth prospects, competitive position, technological and market trends, industry environment, the economy, our plans with respect to share repurchases, the expected impact and timing of strategic initiatives, including the launch of Lifted, the Company’s enterprise-focused subsidiary, and its acquisitions of Bubty B.V., which we refer to as Bubty, and Ascen Inc., which we refer to as Ascen, and other future conditions.
We have based these forward-looking statements largely on our current expectations and projections as of the date hereof about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short- and long-term business operations and objectives, and financial needs. As such, they are subject to inherent uncertainties, known and unknown risks, and changes in circumstances that are difficult to predict and in many cases outside our control, and you should not rely on such forward-looking statements. We make no representation that the projected results will be achieved or that future events and circumstances will occur, and actual results may differ materially and adversely from our expectations. The forward-looking statements are made as of the date hereof, and we do not undertake, and expressly disclaim, any obligation to update or revise any forward-looking statements, conform these statements to actual results, or make changes in our expectations, except as required by law. Additional information regarding the risks and uncertainties that could cause actual results to differ materially from our expectations is included under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the three months ended June 30, 2025, filed with the SEC on August 6, 2025, and in our other SEC filings, which are available on our Investor Relations website at investors.upwork.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended September 30, 2025, when filed.

Upwork, “UmaTM, Upwork’s Mindful AI,” Lifted and other registered or common law trade names, trademarks, or service marks of Upwork appearing in this press release are the property of Upwork. This presentation may also contain additional trade names, trademarks, and service marks of other companies, including names and brands. All third-party trademarks are property of their respective owners, and any references to third-party trademarks are for identification purposes only and shall be considered nominative fair use under trademark law.

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Marketplace	$174,572	$167,337	$511,525	$498,453
Enterprise	27,158	26,439	77,850	79,389
Total revenue	201,730	193,776	589,375	577,842
Cost of revenue	45,843	43,408	131,081	131,453
Gross profit	155,887	150,368	458,294	446,389
Operating expenses
Research and development	47,494	50,411	138,489	155,792
Sales and marketing	34,985	46,093	107,407	141,277
General and administrative	41,257	31,276	104,964	93,201
Provision for transaction losses	2,393	1,795	6,421	4,496
Total operating expenses	126,129	129,575	357,281	394,766
Income from operations	29,758	20,793	101,013	51,623
Other income, net	5,917	8,091	18,112	20,433
Income before income taxes	35,675	28,884	119,125	72,056
Income tax provision	(6,340)	(1,126)	(19,334)	(3,636)
Net income	$29,335	$27,758	$99,791	$68,420

Net income per share:
Basic	$0.22	$0.21	$0.75	$0.51
Diluted	$0.21	$0.20	$0.72	$0.50

Weighted-average shares used to compute net income per share:
Basic	131,987	132,603	133,114	133,404
Diluted	139,666	139,294	140,910	140,552

UPWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$260,838	$305,757
Marketable securities	382,259	316,344
Funds held in escrow, including funds in transit	211,373	195,736
Trade and client receivables, net	76,433	75,490
Prepaid expenses and other current assets	18,048	17,727
Total current assets	948,951	911,054
Property and equipment, net	40,373	30,056
Goodwill	150,471	121,064
Intangible assets, net	39,656	12,989
Operating lease asset	5,188	5,752
Deferred tax asset	125,065	128,779
Other assets, noncurrent	1,505	1,919
Total assets	$1,311,209	$1,211,613

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,514	$6,128
Escrow funds payable	211,373	195,736
Debt, current	359,310	—
Accrued expenses and other current liabilities	73,336	59,300
Deferred revenue	7,943	7,269
Total current liabilities	660,476	268,433
Debt, noncurrent	—	357,928
Operating lease liability, noncurrent	10,131	9,567
Other liabilities, noncurrent	12,476	308
Total liabilities	683,083	636,236

Stockholders’ equity
Common stock	13	14
Additional paid-in capital	605,931	653,575
Accumulated and other comprehensive income	867	264
Accumulated deficit	21,315	(78,476)
Total stockholders’ equity	628,126	575,377
Total liabilities and stockholders’ equity	$1,311,209	$1,211,613

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$29,335	$27,758	$99,791	$68,420
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for transaction losses	2,113	1,100	5,707	3,533
Depreciation and amortization	7,946	3,668	18,686	10,443
Amortization of debt issuance costs	460	460	1,381	1,381
Accretion of discount on purchases of marketable securities, net	(2,195)	(2,272)	(5,699)	(10,431)
Amortization of operating lease asset	179	722	564	2,428
Tides Foundation common stock warrant expense	188	188	563	563
Stock-based compensation expense	19,789	18,578	48,038	54,758
Deferred taxes	(2,463)	—	(399)	—
Changes in operating assets and liabilities:
Trade and client receivables (1)	(2,014)	4,851	(1,654)	(236)
Prepaid expenses and other assets	3,378	2,665	40	(2,468)
Operating lease liability	(208)	(1,086)	600	(4,215)
Accounts payable	4,571	(160)	(504)	541
Accrued expenses and other liabilities	13,866	6,480	16,777	(367)
Deferred revenue	134	(1,988)	667	(9,369)
Net cash provided by operating activities	75,079	60,964	184,558	114,981
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(106,791)	(40,205)	(365,939)	(234,504)
Proceeds from maturities of marketable securities	70,314	43,423	302,725	365,269
Proceeds from sale of marketable securities	64	3,027	3,601	38,421
Acquisition of business, net of cash acquired	(39,436)	—	(59,846)	—
Purchases of property and equipment	(482)	(1,204)	(5,335)	(1,979)
Internal-use software and platform development costs	(5,166)	(2,963)	(13,376)	(8,600)
Net cash (used in) provided by investing activities	(81,497)	2,078	(138,170)	158,607
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in escrow funds payable, net (1)	6,451	36,810	23,025	32,008
Proceeds from exercises of stock options and common stock warrants	76	1,165	729	1,935
Proceeds from employee stock purchase plan	—	—	2,199	2,917
Repurchase of common stock	(31,001)	—	(101,923)	(100,000)
Net cash (used in) provided by financing activities	(24,474)	37,975	(75,970)	(63,140)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(30,892)	101,017	(29,582)	210,448
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—beginning of period	506,903	405,849	505,593	296,418
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—end of period	$476,011	$506,866	$476,011	$506,866

(1) We elected to change the presentation of certain cash flows on our Consolidated Statement of Cash Flow, reclassifying the change in Trade and client receivables, related to amounts received on behalf of talent to fund their escrow account, from operating activities to financing activities. Prior period comparative amounts have been recast to conform to the current period presentation.
The following table reconciles cash, cash equivalents, and restricted cash as reported in the condensed consolidated balance sheets to the total of the same amounts shown in the condensed consolidated statements of cash flows as of the following (in thousands):

	September 30, 2025	December 31, 2024
Cash and cash equivalents	$260,838	$305,757
Restricted cash	3,800	4,100
Funds held in escrow, including funds in transit	211,373	195,736
Total cash, cash equivalents, and restricted cash as shown in the condensed consolidated statement of cash flows	$476,011	$505,593

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release, including adjusted EBITDA, adjusted EBITDA margin, free cash flow, and non-GAAP diluted EPS.

We define adjusted EBITDA as net income adjusted for stock-based compensation expense; depreciation and amortization; other income (expense), net, which includes interest expense; income tax benefit (provision); and, if applicable, certain other gains, losses, benefits, or charges that are non-cash or are significant and the result of isolated events or transactions that have not occurred frequently in the past and are not expected to occur regularly in the future. Free cash flow is defined as cash provided by operations less purchases of property, plant and equipment and cash outflows from internally developed software.

We use non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These non-GAAP financial measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of our core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to certain items that can vary substantially from company to company, and free cash flow allows investors to evaluate the cash generated from our underlying operations across periods.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. In particular, (1) adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; (c) tax payments that may represent a reduction in cash available to us; or (d) material acquisition-related deal costs. In addition, the non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, including companies in our industry, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from the non-GAAP financial measures that we present. Reconciliations of the non-GAAP financial measures presented in this press release to their most directly comparable GAAP financial measures have been provided below, and investors are encouraged to review the reconciliations and not rely on any single financial measure to evaluate our business.

We have not reconciled our adjusted EBITDA guidance to GAAP net income or non-GAAP diluted EPS guidance to GAAP diluted EPS because certain items that impact GAAP net income and GAAP diluted EPS are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during the fourth quarter of 2025 and fiscal year 2025 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA guidance to GAAP net income and non-GAAP diluted EPS guidance to GAAP diluted EPS is not available without unreasonable effort.

UPWORK INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except for percentages and share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$29,335	$27,758	$99,791	$68,420
Add back (deduct):
Stock-based compensation expense	19,789	18,578	48,038	54,758
Depreciation and amortization	7,946	3,668	18,686	10,443
Other income, net	(5,917)	(8,091)	(18,112)	(20,433)
Income tax provision	6,340	1,126	19,334	3,636
Other (1) (2)	2,134	188	4,962	563
Adjusted EBITDA	$59,627	$43,227	$172,699	$117,387
Profit margin	15%	14%	17%	12%
Adjusted EBITDA margin	30%	22%	29%	20%

Cost of revenue, GAAP	$45,843	$43,408	$131,081	$131,453
Stock-based compensation expense	(193)	(361)	(580)	(1,324)
Cost of revenue, Non-GAAP	45,650	43,047	130,501	130,129
As a percentage of total revenue, GAAP	23%	22%	22%	23%
As a percentage of total revenue, Non-GAAP	23%	22%	22%	23%

Gross profit, GAAP	$155,887	$150,368	$458,294	$446,389
Stock-based compensation expense	193	361	580	1,324
Gross profit, Non-GAAP	156,080	150,729	458,874	447,713
Gross margin, GAAP	77%	78%	78%	77%
Gross margin, Non-GAAP	77%	78%	78%	77%

Research and development, GAAP	$47,494	$50,411	$138,489	$155,792
Stock-based compensation expense	(6,101)	(8,053)	(17,528)	(23,529)
Intangible amortization	(3,067)	(398)	(5,697)	(1,196)
Research and development, Non-GAAP	38,326	41,960	115,264	131,067
As a percentage of total revenue, GAAP	24%	26%	23%	27%
As a percentage of total revenue, Non-GAAP	19%	22%	20%	23%

Sales and marketing, GAAP	$34,985	$46,093	$107,407	$141,277
Stock-based compensation expense	(1,615)	(3,225)	(4,790)	(9,554)
Intangible amortization	(403)	—	(1,236)	—
Sales and marketing, Non-GAAP	32,967	42,868	101,381	131,723
As a percentage of total revenue, GAAP	17%	24%	18%	24%
As a percentage of total revenue, Non-GAAP	16%	22%	17%	23%

General and administrative, GAAP	$41,257	$31,276	$104,964	$93,201
Stock-based compensation expense	(11,880)	(6,939)	(25,140)	(20,351)
Other (1) (2)	(2,134)	(188)	(4,962)	(563)
General and administrative, Non-GAAP	27,243	24,149	74,862	72,287
As a percentage of total revenue, GAAP	20%	16%	18%	16%
As a percentage of total revenue, Non-GAAP	14%	12%	13%	13%

Total operating expenses, GAAP	$126,129	$129,575	$357,281	$394,766
Stock-based compensation expense	(19,596)	(18,217)	(47,458)	(53,434)
Intangible amortization	(3,470)	(398)	(6,933)	(1,196)
Other (1) (2)	(2,134)	(188)	(4,962)	(563)
Total operating expenses, Non-GAAP	100,929	110,772	297,928	339,573
As a percentage of total revenue, GAAP	63%	67%	61%	68%
As a percentage of total revenue, Non-GAAP	50%	57%	51%	59%

Income from operations, GAAP	$29,758	$20,793	$101,013	$51,623
Stock-based compensation expense	19,789	18,578	48,038	54,758
Intangible amortization	3,470	398	6,933	1,196
Other (1) (2)	2,134	188	4,962	563
Income from operations, Non-GAAP	55,151	39,957	160,946	108,140

Net income, GAAP	$29,335	$27,758	$99,791	$68,420
Stock-based compensation expense	19,789	18,578	48,038	54,758
Intangible amortization	3,470	398	6,933	1,196
Tax effect of non-GAAP adjustments	(4,897)	(7,762)	(13,613)	(20,150)
Other (1) (2)	2,134	188	4,962	563
Net income, Non-GAAP	49,831	39,160	146,111	104,787

Weighted-average shares outstanding used in computing earnings per share, GAAP
Basic (in millions)	132.0	132.6	133.1	133.4
Diluted (in millions)	139.7	139.3	140.9	140.6
Basic earnings per share, GAAP	$0.22	$0.21	$0.75	$0.51
Diluted earnings per share, GAAP	$0.21	$0.20	$0.72	$0.50

Weighted-average shares outstanding used in computing earnings per share, Non-GAAP
Basic (in millions)	132.0	132.6	133.1	133.4
Diluted (in millions)	139.7	139.3	140.9	140.6
Basic earnings per share, Non-GAAP	$0.38	$0.30	$1.10	$0.79
Diluted earnings per share, Non-GAAP	$0.36	$0.29	$1.05	$0.76
(1) During the three and nine months ended September 30, 2025 and 2024, we incurred $0.2 million and $0.6 million, respectively, of expense related to the warrant to purchase 500,000 shares of our common stock at an exercise price of $0.01 per share issued to the Tides Foundation in 2018.
(2) During the three and nine months ended September 30, 2025, we incurred acquisition-related costs of $1.9 million and $4.4 million in connection with our business combinations. These costs primarily consist of legal, accounting, and other professional fees, and are recorded in general and administrative expenses in the condensed consolidated statements of operations. Beginning in the second quarter of 2025, we included acquisition-related costs as an add-back to net income in the reconciliation to adjusted EBITDA. Acquisition-related costs incurred in prior periods were deemed immaterial and therefore not included as an add-back to adjusted EBITDA.

UPWORK INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash provided by operating activities	$75,079	$60,964	$184,558	$114,981
Less: purchases of property, plant & equipment and cash outflows from internally developed software	(5,648)	(4,167)	(18,711)	(10,579)
Free cash flow	$69,431	$56,797	$165,847	$104,402